Exhibit 32

                 CERTIFICATION OF PERIODIC FINANCIAL REPORTS


      We, Thomas O. Ryder and Michael S. Geltzeiler, of The Reader's Digest Association, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report on Form 10-K for the fiscal year ended June 30, 2003 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of The Reader's Digest Association, Inc.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.


Dated:  August 15, 2003




                                                 /s/THOMAS O. RYDER
                                                   Thomas O. Ryder



                                              /s/MICHAEL S. GELTZEILER
                                                Michael S. Geltzeiler